Exhibit 99.2

ACP Holdings Acquisition Corp. Announces Closing of $200 Million Initial Public Offering

HOUSTON, TX, April 08, 2026 (GLOBE NEWSWIRE) — ACP Holdings Acquisition Corp. (Nasdaq: ACGCU) (the “Company”) today announced the closing of its initial public offering of 20,000,000 units, at a public offering price of $10.00 per unit. Each unit sold in the offering consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments.

The units are listed on the Global Market tier of the Nasdaq Stock Market LLC (“Nasdaq”) and commenced trading under the ticker symbol “ACGCU” on April 7, 2026. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “ACGC” and “ACGCW,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 485,000 units at a price of $10.00 per unit. Union Street Sponsor, LLC, the Company’s sponsor, purchased 435,000 of the private placement units and Roth Capital Partners purchased 50,000 of the private placement units. Each private placement unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share. Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $201,000,000 (or $10.05 per unit sold in the public offering) was placed in trust.

ACP Holdings Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry or geographic region, it intends to focus on companies that have an aggregate enterprise value of approximately $750 million or greater, that complement the Company’s management team’s background of identifying and executing on private credit investments. The Company’s sponsor is an affiliate of Atlas Credit Partners, a Houston, Texas based investment manager providing direct financing solutions to both public and private middle market companies.

Roth Capital Partners acted as the sole book-running manager for the offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 6, 2026. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Roth Capital Partners, 888 San Clemente, Suite 400, Newport Beach, CA 92660, (800) 678-9147, or by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination and the anticipated use of the net proceeds of the initial public offering and simultaneous private placement. No assurance can be given that the net proceeds of the offering will be used as indicated, or that the Company will ultimately complete a business combination transaction. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACTS

Andrew Mallozzi

Chief Executive Officer

ACP Holdings Acquisition Corp.

(832) 810-6648

dmallozzi@atlascreditpartners.com

Andrew Sung

Chief Financial Officer

ACP Holdings Acquisition Corp.

(832) 810-6648

asung@atlascreditpartners.com